The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-277448
SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated February 28, 2024)
$650,000,000
Pinnacle West Capital Corporation
Common Stock
Pinnacle West Capital Corporation is entering into separate forward sale agreements with Mizuho Markets Americas LLC and Wells Fargo Bank, National Association, which are referred to as the forward purchasers, in respect of an aggregate of          shares of our common stock. In connection with the forward sale agreements between us and the forward purchasers, the forward purchasers or their respective affiliates, whom we refer to as the forward sellers, are, borrowing from third parties an aggregate of          shares of our common stock. Such borrowed shares of common stock will be delivered by the forward sellers for sale to the underwriters in this offering. In the event that (i) a forward purchaser (or its affiliated forward seller, as applicable) is unable to borrow and deliver for sale to the underwriters on the anticipated closing date the number of shares of our common stock to be sold by it to the underwriters or (ii) in a forward purchaser’s commercially reasonable judgment, either it is impracticable to do so or such forward purchaser (or, if applicable, its affiliated forward seller) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward sellers’ obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that the applicable forward seller or its affiliate does not borrow and deliver, and under such circumstances the number of shares of our common stock underlying the relevant forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriters.
We will not initially receive any proceeds from the sale of          shares of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. We expect to settle each forward sale agreement and receive proceeds, subject to certain adjustments, from the sale of those shares of our common stock assuming one or more future physical settlements of each forward sale agreement no later than September 4, 2025. Although we expect to settle each forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under any forward sale agreement. If we elect to cash settle or net share settle a forward sale agreement, we may not receive any proceeds from the issuance of shares in respect of such forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement) to or from the relevant forward purchaser. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PNW”. The last reported sale price of our common stock on the NYSE on February 27, 2024 was $69.01 per share.
The underwriters have agreed to purchase shares of our common stock from the forward sellers at a price of $      per share. We expect to receive estimated net proceeds from the sale of shares of our common stock, before expenses, of approximately $      (or approximately $      if the underwriters’ option to purchase additional shares of our common stock is exercised in full, and the forward sellers deliver such shares to the underwriters as described in detail below) upon, and assuming, full physical settlement of the forward sale agreements. For purposes of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are physically settled on the effective date of the forward sale agreements based upon the initial forward sale price of $      per share. The forward sale price is subject to adjustments pursuant to the terms of the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.
The underwriters may offer shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting (Conflicts of Interest).”
Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 1 of the accompanying prospectus and in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023.
We have granted the underwriters an option to purchase up to approximately an additional $97,500,000 of shares of our common stock at a price of $      per share, exercisable within 30 days from the date of this prospectus supplement. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with the forward purchasers in respect of, in the aggregate, the number of shares of our common stock that are subject to the exercise of such option, and we currently anticipate that, if such option is exercised, we will do so. If such option is exercised and we elect not to enter into additional forward sale agreements for the full number of shares subject to such option, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option and are not covered by additional forward sale agreements. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we elect to enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In the event that we enter into an additional forward sale agreement and (i) the relevant forward purchaser (or its affiliated forward seller, as applicable) is unable to borrow and deliver for sale to the underwriters on the anticipated closing date for the exercise of such option the number of shares of our common stock underlying the applicable forward sale agreement, or (ii) in the relevant forward purchaser’s commercially reasonable judgment, either it is impracticable to do so or such forward purchaser (or, if applicable, its affiliated forward seller) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the relevant forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that the applicable forward seller or its affiliate does not borrow and deliver, and under such circumstances the number of shares of our common stock underlying the relevant additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell directly to the underwriters.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares on or about           , 2024.
Joint Book-Running Managers
Barclays Citigroup Mizuho Wells Fargo Securities
The date of this prospectus supplement is February           , 2024.

This prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed by us with the Securities and Exchange Commission (the “SEC”) contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters, the forward sellers and the forward purchasers have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of our common stock in any jurisdiction where the offer or sale is not permitted. You should not consider this prospectus supplement and the accompanying prospectus to be an offer to sell, or a solicitation of an offer to buy, our common stock if the person making the offer or solicitation is not qualified to do so or if it is unlawful for you to receive the offer or solicitation. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that the information incorporated by reference is accurate only as of the date such information is filed with the SEC, regardless of the time of delivery of any document or of any sale of our common stock. If anyone provides you with different or inconsistent information, you should not rely on it. Our business, financial condition, results of operations and prospects may have changed since the date on any document.

Prospectus Supplement
Prospectus
As used in this prospectus supplement, the terms “we,” “our,” “us” and “Pinnacle West” refer to Pinnacle West Capital Corporation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which will not apply to our common stock. If the description of the offering varies between this prospectus supplement and the accompanying prospectus (or information incorporated by reference into this prospectus supplement or the accompanying prospectus), you should rely on the information in this prospectus supplement. The accompanying prospectus also includes information about certain other securities that we or our wholly-owned subsidiary, Arizona Public Service Company (“APS”), may offer from time to time, which information does not apply to our common stock. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about us described in the section entitled “Where You Can Find More Information.”
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed jointly with our wholly-owned subsidiary, APS, with the SEC using a “shelf” registration process as a “well-known seasoned issuer.” Under the shelf registration process, we may, from time to time, issue and sell to the public any combination of the securities described in the accompanying prospectus, including our common stock, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of our common stock and this offering.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website: http://www.sec.gov. Our filings with the SEC are also available on our website at http://www.pinnaclewest.com. The information on our website is not part of this prospectus supplement or the accompanying prospectus.
We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.
Pinnacle West Capital Corporation common stock is listed on the NYSE under the symbol “PNW”.
Incorporation by Reference
We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for information superseded by information in this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding, in each case, information deemed furnished and not filed, until the termination of the offering under this prospectus supplement:
•
Our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”), filed on February 27, 2024;

•
The portions of our Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Shareholders filed with the SEC on April 5, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022; and

•
The description of our common stock in our Registration Statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of

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this prospectus supplement and prior to the termination of this offering) for the purpose of updating such description, including the description of our common stock included in Exhibit 4.9 to the 2023 Form 10-K.
These documents contain important information about us and our finances.
We will provide, upon request, to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following address:
Pinnacle West Capital Corporation
Office of the Corporate Secretary
Station 8602
P.O. Box 53999
Phoenix, Arizona 85072-3999 (602) 250-3301
www.pinnaclewest.com
FORWARD-LOOKING INFORMATION
The forward-looking statements disclaimer set forth below supersedes any similarly entitled forward-looking statements disclaimer contained in the accompanying prospectus.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” “anticipate,” “goal,” “seek,” “strategy,” “likely,” “should,” “will,” “could,” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us. In addition to the Risk Factors described in Item 1A and in Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the 2023 Form 10-K, these factors include, but are not limited to:
•
uncertainties associated with the current and future economic environment, including economic growth rates, labor market conditions, inflation, supply chain delays, increased expenses, volatile capital markets, or other unpredictable effects;

•
our ability to manage capital expenditures and operations and maintenance costs while maintaining reliability and customer service levels;

•
variations in demand for electricity, including those due to weather, seasonality (including large increases in ambient temperatures), the general economy or social conditions, customer, and sales growth (or decline), the effects of energy conservation measures and distributed generation, and technological advancements;

•
the potential effects of climate change on our electric system, including as a result of weather extremes such as prolonged drought and high temperature variations in the area where APS conducts its business;

•
power plant and transmission system performance and outages;

•
competition in retail and wholesale power markets;

•
regulatory and judicial decisions, developments, and proceedings;

•
new legislation, ballot initiatives and regulation or interpretations of existing legislation or regulations, including those relating to environmental requirements, regulatory and energy policy, nuclear plant operations and potential deregulation of retail electric markets;

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•
fuel and water supply availability;

•
our ability to achieve timely and adequate rate recovery of our costs through our rates and adjustor recovery mechanisms, including returns on and of debt and equity capital investment;

•
our ability to meet renewable energy and energy efficiency mandates and recover related costs;

•
the ability of APS to achieve its clean energy goals (including a goal by 2050 of 100% clean, carbon-free electricity) and, if these goals are achieved, the impact of such achievement on APS, its customers, and its business, financial condition, and results of operations;

•
risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty;

•
current and future economic conditions in Arizona;

•
the direct or indirect effect on our facilities or business from cybersecurity threats or intrusions, data security breaches, terrorist attack, physical attack, severe storms, or other catastrophic events, such as fires, explosions, pandemic health events or similar occurrences;

•
the development of new technologies which may affect electric sales or delivery, including as a result of delays in the development and application of new technologies;

•
the cost of debt, including increased cost as a result of rising interest rates, and equity capital and the ability to access capital markets when required;

•
environmental, economic, and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions;

•
volatile fuel and purchased power costs;

•
the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements;

•
the liquidity of wholesale power markets and the use of derivative contracts in our business;

•
potential shortfalls in insurance coverage;

•
new accounting requirements or new interpretations of existing requirements;

•
generation, transmission and distribution facility and system conditions and operating costs;

•
the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region;

•
the willingness or ability of our counterparties, power plant participants and power plant landowners to meet contractual or other obligations or extend the rights for continued power plant operations; and

•
restrictions on dividends or other provisions in our credit agreements and Arizona Corporation Commission orders.

These and other factors are described in Item 1A and in Item 7 — “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the “Forward-Looking Statements” section of the 2023 Form 10-K, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update these statements, even if our internal estimates change, except as required by law.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

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SUMMARY
This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. We describe the documents that we incorporate by reference under the caption “Where You Can Find More Information” in this prospectus supplement, including in particular the information set forth and referred to under “Risk Factors” in this prospectus supplement. The following material is qualified in its entirety by reference to the detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
Pinnacle West Capital Corporation
Pinnacle West is a holding company that conducts business through its subsidiaries. We derive essentially all of our revenues and earnings from our wholly-owned subsidiary, APS. APS is a vertically integrated electric utility that provides either retail or wholesale electric service to most of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona. Pinnacle West’s other subsidiaries are El Dorado Investment Company, Pinnacle West Power, LLC, and 4C Acquisition, LLC. Bright Canyon Energy Corporation was a subsidiary of Pinnacle West, but was sold in January 2024. Additional information related to these subsidiaries is provided in the 2023 Form 10-K. Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999, and our telephone number is 602-250-1000.

The Offering
Issuer
Pinnacle West Capital Corporation, an Arizona corporation.
Common stock offered by the forward sellers(1)
         shares (or          shares if the underwriters’ option to purchase additional shares is exercised in full).
Common stock to be outstanding immediately before this offering(2)
113,537,689 shares.
Common stock to be outstanding after settlement of the forward sale agreements, assuming full physical settlement(1)(2)(3)(4)
         shares (or          shares if the underwriters’ option to purchase additional shares is exercised in full).
Use of proceeds(1)(4)(5)
We will not initially receive any proceeds from the sale of shares of our common stock by the forward sellers or their respective affiliates, unless an event occurs that requires us to sell our common stock to the underwriters in lieu of a forward seller delivering borrowed shares of our common stock to the underwriters, in which case we intend to use all net proceeds we receive from such sale for the same purposes described below.
At an initial forward sale price of $       per share (which is the price at which the underwriters have agreed to buy the shares of our common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $       (or approximately $       if the underwriters’ option to purchase additional shares of our common stock is exercised in full), subject to the price adjustment and other provisions of each forward sale agreement, in the event of full physical settlement of the forward sale agreements, which settlement is expected to occur no later than September 4, 2025. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements.”
Although we expect to settle each forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under any forward sale agreement. If we elect to cash settle or net share settle a forward sale agreement, we may not receive any proceeds from the issuance of shares in respect of such forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).
We intend to use any net proceeds that we receive upon physical settlement of the forward sale agreements and the additional forward sale agreements, if any, for investment in APS to fund capital expenditures and general corporate purposes. See “Use of Proceeds.”
Dividend policy
Our current indicated annual dividend rate per share is $3.52, payable quarterly. The annual dividends declared per share in 2023 and in 2022 were $3.49 and $3.43, respectively. Future dividends, declared at the discretion of our board of directors, will be dependent upon future earnings, cash flows and other factors.

Listing
Our common stock is listed on the NYSE under the symbol “PNW”.
Conflicts of interest
All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of common stock that we sell to the underwriters in lieu of a forward seller selling shares of our common stock to the underwriters) will be paid by the underwriters to the forward sellers, which are affiliates of certain underwriters. As a result, the forward sellers will receive more than 5% of the net proceeds of this offering, not including underwriting compensation to their underwriter affiliates. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). See “Underwriting (Conflicts of Interest).”
Risk factors
An investment in our common stock involves various risks, and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, beginning on page 1 of the accompanying prospectus and in Item 1A in the 2023 Form 10-K.
Accounting treatment
Before any issuance of shares of our common stock upon physical or net share settlement of any forward sale agreement, we expect that the shares issuable upon settlement of the relevant forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon full physical settlement of each forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of each forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $      per share (which is the price at which the underwriters agree to buy the shares of our common stock offered hereby), subject to increase or decrease based on the overnight bank funding rate less a spread, and subject to price adjustment and other provisions of each forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on each of certain dates specified in each forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. However, if we decide to physically settle or net share settle any forward sale agreement, delivery of shares of our common stock to the relevant forward purchaser on any such physical or (to the extent we are obligated to deliver shares of our common stock) net share settlement of the forward sale agreement would result in dilution to our earnings per share.

(1)
We currently anticipate that if the underwriters exercise their option to purchase additional shares, the forward purchasers (or their affiliated forward sellers, as applicable) will borrow such additional shares from third parties for sale by such forward sellers to the underwriters, and that we will enter into an additional forward sale agreement with each forward purchaser in connection therewith.

(2)
Based on the number of our issued and outstanding shares of our common stock as of December 31, 2023.

(3)
The number of shares outstanding after settlement of each forward sale agreement assuming physical settlement assumes that we will not be required to issue and sell shares of our common stock that are the subject of this offering in lieu of any forward seller delivering borrowed shares to the underwriters as further described elsewhere in this prospectus supplement.

(4)
Each forward seller has advised us that they or their affiliates intend to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under any forward sale agreement until final physical or net share settlement of the relevant forward sale agreement, which we expect will be no later than September 4, 2025 for each forward sale agreement. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under any forward sale agreement. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.

(5)
The forward sale price is subject to adjustment pursuant to the terms of each forward sale agreement, and any net proceeds to us are subject to settlement of each forward sale agreement.

Unless we indicate otherwise, all information in this prospectus supplement regarding the number of shares of our common stock to be outstanding after this offering assumes no exercise of the underwriters’ option to purchase additional shares.

RISK FACTORS
Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, you should consider carefully the following factors relating to us and our common stock before making an investment in our common stock offered hereby. In addition to the risk factors set forth below, please read the information included or incorporated by reference under “Risk Factors” in the accompanying prospectus and in the 2023 Form 10-K. If any of the following risks or those incorporated by reference actually occur, our business, results of operations, financial condition, cash flows or prospects could be materially adversely affected, which in turn could adversely affect the trading price of our common stock. As a result, you may lose all or part of your original investment. You should carefully review the information about these securities set forth in this prospectus supplement and the accompanying prospectus.
Risk Factors Relating to Our Common Stock and this Offering
There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.
Except as described under “Underwriting (Conflicts of Interest),” we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The issuance of any common stock by us pursuant to a forward sale agreement upon physical settlement or net share settlement thereof, or in lieu of any forward seller selling our common stock to the underwriters as further described elsewhere in this prospectus supplement, will increase the number of shares of common stock that we have outstanding. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.
The market price of our common stock may be volatile.
The market price of our common stock could be subject to significant fluctuations in response to factors such as the following, some of which are beyond our control:
•
variations in our quarterly operating results;

•
operating results that vary from the expectations of management, securities analysts, and investors;

•
changes in expectations as to future financial performance, including financial estimates by securities analysts and investors;

•
developments generally affecting industries in which we operate;

•
announcements by us or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures, or capital commitments;

•
announcements by third parties of significant claims or proceedings against us;

•
favorable or adverse regulatory or legislative developments;

•
our dividend policy;

•
change in our management;

•
future sales by us of equity or equity-linked securities; and

•
general domestic and international economic conditions.

In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our common stock.
Settlement provisions contained in each forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.
A forward purchaser will have the right to accelerate the forward sale agreement to which it is a party and require us to physically settle on a date specified by such forward purchaser if:

•
in the forward purchaser’s commercially reasonable judgment, (i) it (or its affiliated forward seller, as applicable) is unable to borrow and deliver for sale a number of shares of our common stock equal to the number of applicable shares of our common stock underlying the forward sale agreement or (ii) the forward purchaser (or its affiliate) would incur a stock loan rate greater than the rate specified in the forward sale agreement to borrow and deliver for sale such shares;

•
certain ownership thresholds applicable to the relevant forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with the relevant forward purchaser are exceeded;

•
we declare any dividend or distribution on our common stock payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company owned (directly or indirectly) by us as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the forward purchaser;

•
there is an announcement of any event or transaction that, if consummated, would result in certain extraordinary events (as such term is defined in the applicable forward sale agreement and which includes certain mergers and tender offers); or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or the occurrence of a delisting of our common stock or of a change in law (as such terms are defined in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of a forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.
We expect that settlement of each forward sale agreement will occur no later than September 4, 2025. However, a forward sale agreement may be settled earlier in whole or in part at our option. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock unless we elect to cash settle or net share settle the relevant forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of a forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of common stock underlying a forward sale agreement, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of common stock necessary to satisfy its or its affiliate’s obligation to return the shares of common stock borrowed from third parties in connection with sales of shares of our common stock related to the forward sale agreement. If the market value of our common stock at the time of that purchase (determined as set forth in the applicable forward sale agreement) is above the forward sale price under such forward sale agreement at that time, we would pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (determined as set forth in the applicable forward sale agreement), equal to the difference. Any such difference could be significant.
In addition, the purchase of shares of our common stock in connection with a forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or reduce or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of a forward sale agreement or increasing the number of shares of common stock we would deliver to the forward purchaser (or decreasing the number of shares of common stock that the forward purchaser would deliver to us) upon net share settlement of a forward sale agreement. Moreover, the forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to increase or decrease based on the overnight bank funding rate less a spread, and subject to price adjustment and other provisions of the relevant forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on each of certain dates specified in the relevant forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a daily reduction of the applicable forward sale price. Reductions in the applicable forward sale price could also increase the amount of cash we would owe to a forward purchaser (or decrease the amount of cash that a forward purchaser would owe us) upon a cash settlement of a forward sale agreement or increase the number of shares of common stock we would deliver to a forward purchaser (or decrease the number of shares of common stock that a forward purchaser would deliver to us) upon net share settlement of a forward sale agreement. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
Our shareholders may experience dilution as a result of this offering and they may experience further dilution if we issue additional common stock.
Our issuance of common stock pursuant to a forward sale agreement upon physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement thereof, or in lieu of the forward sellers selling our common stock to the underwriters, will have a dilutive effect on our earnings per share.
Any additional future issuances of shares of our common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in future issuances. In most circumstances, shareholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock, our shareholders may experience dilution in both the book value and fair value of their shares.
In case of our bankruptcy or insolvency, each forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, each forward sale agreement will automatically terminate. If each forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to any forward purchaser any of our common stock not previously delivered, and each forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our common stock not previously settled under the relevant forward sale agreement(s). Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreements have not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.

USE OF PROCEEDS
We will not initially receive any proceeds from the sale of shares of our common stock by the forward sellers or their respective affiliates, unless an event occurs that requires us to sell our common stock to the underwriters in lieu of a forward seller delivering borrowed shares of our common stock to the underwriters, in which case we intend to use all net proceeds we receive from such sales for the same purposes described below. We currently anticipate that if the underwriters exercise their option to purchase additional shares, we will enter into additional forward sale agreements with the forward purchasers, and in connection therewith, the forward purchasers (or their affiliated forward sellers, as applicable) will borrow such additional shares from third parties for sale by such forward sellers to the underwriters.
At an initial forward sale price of $      per share (which is the price at which the underwriters have agreed to purchase the shares of our common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $      (or approximately $      if the underwriters’ option to purchase additional shares of our common stock is exercised in full), subject to the price adjustment and other provisions of each forward sale agreement, in the event of full physical settlement of the forward sale agreements, which settlement is expected to occur no later than September 4, 2025. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of each forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased on each of certain dates specified in each forward sale agreement during its term. The forward sale price will also be subject to decrease if the cost to any forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the relevant forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. See “Underwriting (Conflicts of Interest) — Forward Sale Agreements” for a description of the forward sale agreements.
Although we expect to settle each forward sale agreement entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle or net share settle a forward sale agreement, we may not receive any proceeds from the issuance of shares of our common stock, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement) to or from the relevant forward purchaser.
We intend to use any net proceeds that we receive upon physical settlement of the forward sale agreements and the additional forward sale agreements, if any, for investment in APS to fund capital expenditures and general corporate purposes.

MATERIAL UNITED STATES FEDERAL INCOME AND
ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS
This section summarizes the material United States federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:
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a nonresident alien individual,

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a foreign corporation, or

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an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds our common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our common stock.

You should consult a tax advisor regarding the United States federal tax consequences of the acquisition, ownership and disposition of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends
If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in our common stock, the excess will be treated as gain from the taxable disposition of our common stock, the tax treatment of which is discussed below under “Gain on Disposition of Common Stock”.
Except as described below, dividends paid to you on common stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you unless you have furnished to the withholding agent:
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a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

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in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the United States IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:
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you are a non-United States person, and

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the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Gain on Disposition of Common Stock
You generally will not be subject to United States federal income tax on gain that you recognize on a disposition of common stock unless:
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the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

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you are an individual, you hold our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

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we are or have been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock.

If the gain from the taxable disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations, as applicable. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.
We will be a United States real property holding corporation at any time that the fair market value of our “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe that we are not, and do not anticipate becoming in the foreseeable future, a United States real property holding corporation.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
Federal Estate Taxes
Common stock held by a non-U.S. holder (as specially defined for estate tax purposes) at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
We and other payors are required to report distributions on our common stock on IRS Form 1042-S even if the distributions are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our common stock effected at a United States office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

UNDERWRITING (CONFLICTS OF INTEREST)
In connection with the execution of the forward sale agreements between us and Mizuho Markets Americas LLC and Wells Fargo Bank, National Association, whom we refer to in such capacity as the “forward purchasers,” the forward purchasers (or their respective affiliates) are borrowing from third parties for sale by Mizuho Securities USA LLC and Wells Fargo Securities, LLC, whom we refer to in such capacity as the “forward sellers,” to the underwriters an aggregate of          shares of our common stock in the offering. Subject to the terms and conditions of the underwriting agreement among us, the forward sellers, the forward purchasers and the underwriters, the forward sellers have agreed to sell to the underwriters, and the underwriters have agreed to purchase from the forward sellers, an aggregate of          shares of our common stock.
The underwriters have agreed to purchase all of the shares of common stock sold under the underwriting agreement if they purchase any shares. The underwriting agreement provides that the obligation of the underwriters to purchase the shares included in this offering is subject to approval of legal matters by counsel and to other conditions contained in the underwriting agreement.
We estimate that the total expenses of this offering payable by us, excluding underwriting discounts and commissions, will be approximately $        .
We have agreed to indemnify the underwriters, the forward sellers and the forward purchasers against, or contribute to payments that the underwriters, the forward sellers and the forward purchasers may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
The underwriters propose to offer the shares of common stock offered hereby from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares of common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares of our common stock and the price at which the underwriters resell such shares may be deemed underwriting compensation.
Forward Sale Agreements
We expect to enter into a forward sale agreement on the date of this prospectus supplement with each forward purchaser, and, collectively, such forward sale agreements will relate to an aggregate of          shares of our common stock. In connection with the execution of the forward sale agreements the forward purchasers (or their affiliated forward sellers, as applicable) are borrowing from third parties for sale by the forward sellers in this offering an aggregate of          shares of our common stock.
In the event that (i) a forward purchaser (or its affiliated forward seller, as applicable) is unable to borrow and deliver for sale to the underwriters on the anticipated closing date of the offering the full number of shares of our common stock underlying the applicable forward sale agreement, or (ii) in a forward purchaser’s commercially reasonable judgment, either it is impracticable to do so or such forward purchaser (or, if applicable, its affiliated forward seller) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date of the offering the full number of shares of our common stock underlying the forward sale agreement, then, in each case, the number of shares of our common stock to which the relevant forward sale agreement relates will be reduced to the number that the forward purchaser (or its affiliated forward seller, as applicable) is able to so borrow at or below such cost, which may be zero. In the event that the number of shares of our common stock to which a forward sale agreement relates is so reduced, the commitment of the underwriters to purchase shares of our common stock from the relevant forward seller and such forward seller’s obligation to deliver such borrowed shares to the underwriters for sale, as described above, will be replaced with the commitment to purchase from us and our corresponding obligation to issue directly to the underwriters, all or such portion of the number of shares of our common stock not delivered by such forward seller. In such event, we or the underwriters will have the right to postpone the closing date for a period not exceeding one business day in order to effect any required changes in any documents or arrangements in connection with such closing.
We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to each forward sale agreement, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the relevant forward sale agreement.
Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur no later than September 4, 2025. On a settlement date or dates, if we decide to physically settle a forward sale agreement, we will issue shares of our common stock to the relevant forward purchaser or its affiliate at the then-applicable forward sale price. The forward sale price will initially be $      per share, which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby. Each forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in each forward sale agreement by amounts related to expected dividends on shares of our common stock during the term of the relevant forward sale agreement. The forward sale price will also be subject to decrease if the cost to a forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the applicable forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before any issuance of shares of our common stock upon physical or net share settlement of any forward sale agreement, we expect that the shares issuable upon settlement of the relevant forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of each forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of each forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $      per share (which is the price at which the underwriters agrees to buy the shares of our common stock offered hereby), subject to increase or decrease based on the overnight bank funding rate less a spread, and subject to price adjustment and other provisions of each forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on each of certain dates specified in each forward sale agreement and if the cost to a forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. However, if we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock to the forward purchasers on any such physical or (to the extent we are obligated to deliver shares of our common stock) net share settlement of the forward sale agreements would result in dilution to our earnings per share.
A forward purchaser will have the right to accelerate the forward sale agreement to which it is a party and require us to physically settle on a date specified by such forward purchaser if:
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in the forward purchaser’s commercially reasonable judgment, (i) it (or its affiliated forward seller, as applicable) is unable to borrow and deliver for sale a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreement or (ii) the forward purchaser (or its affiliate) would incur a stock loan rate greater than the rate specified in the forward sale agreement to borrow and deliver for sale such shares;

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certain ownership thresholds applicable to the relevant forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with the relevant forward purchaser are exceeded;

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we declare any dividend or distribution on our common stock payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company owned (directly or indirectly) by us as a result of a spin-off or similar transaction or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the forward purchaser;

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there is an announcement of any event or transaction that, if consummated, would result in certain extraordinary events (as such term is defined in the applicable forward sale agreement and which includes certain mergers and tender offers); or

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certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the forward sale agreement or the occurrence of a delisting of our common stock or of a change in law (as such terms are defined in the forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of a forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of any party. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to such forward sale agreement.
We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to settle any forward sale agreement in cash or to net share settle any forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle any forward sale agreement, delivery of shares of our common stock upon any physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement of the relevant forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of the shares of our common stock underlying any forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to repurchase a number of shares of our common stock equal to the portion for which we elect cash or net share settlement in order to satisfy its obligation to return the shares of our common stock the relevant forward purchaser (or its affiliate) had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase (as determined pursuant to the terms of the relevant forward sale agreement) is above the forward sale price under such forward sale agreement at that time, we will pay or deliver, as the case may be, to the applicable forward purchaser under the terms of the relevant forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (determined as set forth in the relevant forward sale agreement), equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock (as determined pursuant to the terms of the relevant forward sale agreement) at the time of such purchase is below the forward sale price under such forward sale agreement at that time, the applicable forward purchaser will pay or deliver, as the case may be, to us under the relevant forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the relevant forward sale agreement), equal to such difference.
In addition, the purchase of shares of our common stock by a forward purchaser or its affiliates to unwind such forward purchaser’s hedge position could cause the market price of our common stock to increase over time, thereby increasing the amount of cash we would owe to the forward purchasers upon a cash settlement or increasing the number of shares of our common stock we would owe to the forward purchasers upon a net share settlement, as the case may be, of each forward sale agreement, or decreasing the amount of cash that the forward purchasers would owe us upon a cash settlement or decreasing the number of shares of our common stock that the forward purchasers would owe us upon a net share settlement, as the case may be, of the applicable forward sale agreements. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.

The foregoing is a description of certain provisions of the forward sale agreements we expect to enter into in connection with this offering, copies of which are available upon request from us at the address set forth under “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the forward sale agreements.
Option to Purchase Additional Shares
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional          shares of our common stock at a price of $      per share. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with the forward purchasers in respect of, in the aggregate, the number of shares of our common stock that are subject to the exercise of such option, and we currently anticipate that, if such option is exercised, we will do so. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. In the event that we enter into an additional forward sale agreement and (i) the relevant forward purchaser (or its affiliated forward seller, as applicable) is unable to borrow and deliver for sale to the underwriters on the anticipated closing date for the exercise of such option the number of shares of our common stock underlying the forward sale agreement, or (ii) in the relevant forward purchaser’s commercially reasonable judgment, either it is impracticable to do so or such forward purchaser (or, if applicable, its affiliated forward seller) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriters on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the relevant forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that the applicable forward seller or its affiliate does not borrow and deliver, and under such circumstances the number of shares of our common stock underlying the applicable additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell directly to the underwriters. Upon any exercise of such option, if we do not enter into additional forward sale agreements with the forward purchasers, we will issue and sell to the underwriters the number of shares of our common stock in respect of which such option has been exercised.
Lock-Ups
We have agreed that we, for a period of 60 days after the date of this prospectus supplement, will not (i) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any additional shares of our common stock or any securities convertible into, redeemable for or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities (whether any such transaction described in clause (i) or (ii) above is to be settled by the delivery of shares of our common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance and sale of any shares of common stock by us under the underwriting agreement among us, the underwriters, the forward sellers and the forward purchasers, or shares of our common stock (if any) to be issued to a forward purchaser pursuant to a forward sale agreement or an additional forward sale agreement, whether pursuant to physical settlement, net share settlement or in lieu of the forward sellers selling our common stock to the underwriters as further described elsewhere in this prospectus supplement, (ii) the issuance of shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities, the exercise of warrants or options (including through net exercise) or the settlement of restricted stock units (including through net settlement) or the conversion, exchange, exercise or settlement of other stock-based awards, in each case outstanding on the date of this prospectus supplement and issued pursuant to a plan described herein, or (iii) the grant of stock options, restricted stock, restricted stock units, or other equity-based awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options, settlement of restricted stock units or otherwise) to our and our subsidiaries’ employees, officers, directors, advisors, or consultants pursuant to our existing equity compensation plan in effect as of the date hereof and described herein or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement (such period, the “lock-up period”), may not, without the prior written consent of Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of our common stock, whether any such aforementioned transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement.
The lock-up restrictions described in the immediately preceding paragraph are subject to certain exceptions including, without limitation: (i) shares of our common stock acquired in the open market after the closing of this offering, (ii) transfers to us in connection with the vesting, settlement or exercise of restricted stock, restricted stock units, options, warrants or other rights to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock, restricted stock units, options, warrants or rights, (iii) transfers pursuant to a will or intestacy, including to any beneficiary of, or estate of a beneficiary pursuant to, a trust, will, other testamentary document or applicable laws of descent, or by operation of law, such as pursuant to a qualified domestic order, final domestic relations settlement, divorce settlement, divorce decree or separation agreement or similar order, (iv) transfers as a bona fide gift or gifts or a charitable contribution or contributions, or for bona fide estate planning purposes, (v) transfers to a corporation, partnership, limited liability company or other entity that such persons, or the families of such persons, are the legal and beneficial owners of all the outstanding equity securities or similar interests of and (vi) transfers to us or one of our affiliates in the event of death, disability or termination of employment of such persons.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than the underwriters are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. The underwriters may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales the underwriters may be required to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Electronic Distribution
In connection with the offering, the underwriters may distribute prospectuses by electronic means, such as email.
Certain Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters or their affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for us and our subsidiaries for which they have received or will receive customary compensation. In particular, among other relationships, affiliates of the underwriters are lenders under our credit facility, and the proceeds of this offering (once received by us) may be used to pay the lenders under our credit facility.
In the ordinary course of their various business activities, the underwriters and their affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of us or our subsidiaries. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
All of the proceeds from the sale of shares of our common stock offered by the forward sellers in this offering (excluding proceeds, if any, paid to us with respect to any shares of common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares as further described elsewhere in this prospectus supplement) will be paid to the forward sellers. Because Mizuho Markets Americas LLC and Wells Fargo Bank, National Association in their capacity as forward purchasers, will receive more than 5% of the net proceeds of this offering, Mizuho Securities USA LLC and Wells Fargo Securities, LLC are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of common stock have a “bona fide public market” (as defined in FINRA Rule 5121).
Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), each underwriter has represented and agreed that no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter or underwriters nominated by us for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters and our affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), each underwriter has represented and agreed that no shares of common stock have been offered or will be offered pursuant to the offering to the public in the

UK prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)
in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), and the expression “FSMA” means the Financial Services and Markets Act 2000 (as amended).
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering. This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any shares of common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.
This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Switzerland
The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the shares of common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the shares of common stock constitutes a prospectus pursuant to the FinSA, and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The underwriters (i) have not offered or sold and will not offer or sell in Hong Kong, by means of any document, any shares of common stock other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning thereof and (ii) have not issued or had in their possession for the purposes of issue, and will not issue or have in their possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the shares of common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of common stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock, have not been circulated or distributed, nor will they be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (each term as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Taiwan
The shares of common stock have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the shares of common stock or the provision of information relating to the offering of the common stock, including, but not limited to, this prospectus supplement and the accompanying prospectus. The shares of common stock may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan.
Notice to Prospective Investors in Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement and the accompanying prospectus. The shares of common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.
In relation to their use in the Dubai International Financial Centre, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.
Notice to Prospective Investors in Bermuda
The shares of common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Notice to Prospective Investors in The Bahamas
The shares of common stock may not be offered or sold in The Bahamas via a public offer. The shares of common stock may not be offered or sold or otherwise disposed of in any way to any person(s) deemed “resident” for exchange control purposes by the Central Bank of The Bahamas.

VALIDITY OF SECURITIES
Certain legal matters with respect to the offering of common stock described in this prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, New York, New York and Snell & Wilmer L.L.P., Phoenix, Arizona and for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. The forward purchasers and forward sellers have been represented by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Pinnacle West Capital Corporation as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement and the accompanying prospectus, and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Prospectus
PINNACLE WEST CAPITAL CORPORATION
Unsecured Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
ARIZONA PUBLIC SERVICE COMPANY
Unsecured Debt Securities
We may offer and sell these securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.
Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities, including the plan of distribution for the securities. A prospectus supplement may also add, update or change information included in this prospectus. You should carefully read this prospectus and any supplement, as well as the documents incorporated by reference in this prospectus, before you invest in any of these securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
See “Risk Factors” beginning on page 1 of this prospectus where we describe certain factors you should consider in making an investment decision.
Our principal executive offices are located at 400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona 85072-3999. Our telephone number is (602) 250-1000.
Pinnacle West’s common stock is listed on the New York Stock Exchange under the symbol “PNW.” Unless otherwise indicated in a supplement to this prospectus, the other securities offered hereby will not be listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer and sell these securities directly to purchasers, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is February 28, 2024

i

RISK FACTORS
We include a discussion of risk factors relating to our business and an investment in our securities in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed from time to time by us with the Securities and Exchange Commission (the “SEC”). These reports are incorporated by reference in this prospectus. See “Where You Can Find More Information.” We describe additional risks of investment in our securities below. We may also describe additional risks related to our securities in a prospectus supplement from time to time. Before purchasing our securities, you should carefully consider the risk factors we describe in those reports, in this prospectus and in any prospectus supplement.
In addition to the general risks that we describe in our SEC reports, you should consider the following additional risks before investing in our securities.
Risk Factors Relating to Unsecured Debt Securities
You may be unable to sell your unsecured debt securities if a trading market for the unsecured debt securities does not develop.
An established trading market for the unsecured debt securities does not exist and may not develop. Unless the applicable prospectus supplement specifies otherwise, we do not intend to apply for listing of the unsecured debt securities on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the unsecured debt securities will depend on the number of holders of the securities, the interest of securities dealers in making a market in the unsecured debt securities, and other factors. If an active trading market does not develop, the market price and liquidity of the unsecured debt securities may be adversely affected. If the unsecured debt securities are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects, and certain other factors.
The unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future indebtedness and other obligations of Pinnacle West Capital Corporation’s subsidiaries.
The unsecured debt securities issued by Pinnacle West Capital Corporation will be general, unsecured senior obligations of Pinnacle West Capital Corporation only and will rank equal in right of payment with all of Pinnacle West Capital Corporation’s other existing and future unsecured senior indebtedness from time to time outstanding. As a result, the unsecured debt securities issued by Pinnacle West Capital Corporation will be effectively subordinated to Pinnacle West Capital Corporation’s existing and future secured indebtedness to the extent of the value of the related collateral securing that indebtedness.
The ability of Pinnacle West Capital Corporation to meet its financial obligations under its unsecured debt securities, and cash needs generally, is dependent on its operating cash flow (which, in turn, is dependent upon the earnings of its subsidiaries and the distribution of those earnings to, or upon loans or other payments of funds by those subsidiaries to, Pinnacle West Capital Corporation), its ability to access the short-term and long-term debt and equity capital markets, and its bank facilities. Various financing arrangements, charter provisions and statutory and regulatory requirements may impose certain restrictions on the ability of its subsidiaries to transfer funds to Pinnacle West Capital Corporation, including in the form of cash dividends, loans or advances or other distributions. The unsecured debt securities of Pinnacle West Capital Corporation will not be obligations of or guaranteed by any of Pinnacle West Capital Corporation’s subsidiaries. As a result, the unsecured debt securities of Pinnacle West Capital Corporation will be structurally subordinated to any existing and future indebtedness and other obligations of Pinnacle West Capital Corporation’s subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. The unsecured debt securities of Pinnacle West Capital Corporation do not restrict Pinnacle West Capital Corporation or its subsidiaries from incurring additional indebtedness, including secured indebtedness.

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. In this prospectus we may refer to the unsecured debt securities, preferred stock, common stock, depositary shares, stock purchase contracts and stock purchase units that may be offered by Pinnacle West Capital Corporation (“Pinnacle West”) and the unsecured debt securities that may be offered by Arizona Public Service Company (“APS”) collectively as the “securities.”
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement and, if applicable, a pricing supplement. The prospectus supplement and any applicable pricing supplement will describe the specific terms of the securities being offered. The prospectus supplement and any applicable pricing supplement and any related free writing prospectus may also add to, update or change the information in this prospectus or any documents incorporated or deemed to be incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and in any supplement, you should rely on the information in the supplement or any related free writing prospectus. In addition, the registration statement we filed with the SEC includes exhibits that provide more details about the securities.
This prospectus, any prospectus supplement, any pricing supplement and any free writing prospectus we authorize contains and incorporates by reference information that you should consider when making your investment decision. See “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate only as of the dates on their covers and that information incorporated by reference is accurate only as of the date of the report that is incorporated, unless, in either case, the information is given as of another specific date. Our business, financial condition, results of operations, and prospects may have changed since those dates.
FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, any related free writing prospectus and the information contained or incorporated by reference in this prospectus may contain forward-looking statements based on current expectations, and we assume no obligation to update these statements, even if our internal estimates change, except as required by applicable law. These forward-looking statements are often identified by words such “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” “anticipate,” “goal,” “seek,” “strategy,” “likely,” “should,” “will,” “could,” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by us.
These factors are discussed in the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the “Forward-Looking Statements” section of that Form 10-K, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We generally update these factors in each of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file annual, quarterly, and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website: http://www.sec.gov. Our filings with the SEC are also available on Pinnacle West’s website at http://www.pinnaclewest.com. The information on Pinnacle West’s website is not part of this prospectus, any prospectus supplement or any pricing supplement.
Incorporation by Reference
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information in this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (SEC file No. 1-8962 for Pinnacle West and No. 1-4473 for APS) prior to the termination of this offering, excluding, in each case, information deemed furnished and not filed.
Pinnacle West Capital Corporation:
•
Pinnacle West’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•
The sections of Pinnacle West’s Definitive Proxy Statement on Schedule 14A, and as supplemented by the Definitive Additional Materials on Schedule 14A, for its Annual Meeting of Shareholders filed with the SEC on April 5, 2023, which are incorporated by reference into Pinnacle West’s Annual Report on Form 10-K for the year ended December 31, 2022 under Items 10, 11, 12, 13 and 14 of Part III thereof; and

•
The description of Pinnacle West’s common stock included in its registration statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, and any amendment or report that we have filed (or will file after the date of this prospectus and prior to the termination of this offering) for the purpose of updating such description, including Exhibit 4.9 to Pinnacle West’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 27, 2024.

Arizona Public Service Company:
•
Arizona Public Service Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

These documents contain important information about us and our financials. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing, telephoning or contacting us through our website at the following:
Pinnacle West Capital Corporation Office of the Corporate Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-3011	Arizona Public Service Company Office of the Corporate Secretary Station 8602 P.O. Box 53999 Phoenix, Arizona 85072-3999 (602) 250-3011
Or online at www.pinnaclewest.com.

THE COMPANIES
Pinnacle West was incorporated in 1985 under the laws of the State of Arizona and owns all of the outstanding equity securities of APS, its major subsidiary. APS is a vertically-integrated electric utility that provides either retail or wholesale electric service to most of the state of Arizona, with the major exceptions of about one-half of the Phoenix metropolitan area, the Tucson metropolitan area and Mohave County in northwestern Arizona.
The principal executive offices of Pinnacle West and APS are located at 400 North Fifth Street, PO Box 53999, Phoenix, Arizona 85072-3999, and the telephone number is 602-250-1000.
USE OF PROCEEDS
Unless otherwise stated in the prospectus supplement accompanying this prospectus, Pinnacle West intends to use the proceeds from the sale of these securities for general corporate purposes, which may include the repayment of indebtedness, capital expenditures, the funding of working capital, acquisitions, stock repurchases and/or capital infusions into one or more of its subsidiaries for any of those purposes. Unless otherwise stated in the prospectus supplement accompanying this prospectus, APS intends to use the proceeds from the sale of these securities to finance its construction, resource acquisition and maintenance programs, to redeem or retire outstanding securities, to fund working capital and/or to repay or refund other outstanding long-term or short-term debt. Any specific use of proceeds from the sale of securities will be set forth in the prospectus supplement relating to each offering of these securities.
GENERAL DESCRIPTION OF THE SECURITIES
Pinnacle West, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of:
•
its unsecured debt securities, in one or more series, which may be senior unsecured debt securities or subordinated unsecured debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

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shares of its common stock;

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shares of its preferred stock;

•
depositary shares representing fractional interests in shares of its preferred stock;

•
stock purchase contracts to purchase shares of its common stock;

•
stock purchase units, each consisting of a stock purchase contract and senior unsecured debt securities, subordinated unsecured debt securities, preferred stock or depositary shares; or

•
any combination of these securities.

APS, directly or through agents, dealers or underwriters that it designates, may offer and sell, from time to time, an indeterminate amount of its senior unsecured debt securities, in one or more series, consisting of notes or other unsecured evidences of indebtedness.
Pinnacle West and APS may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. Pinnacle West may issue these securities such that they are exchangeable for and/or convertible into common stock or any of the other securities that it may sell under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF PINNACLE WEST UNSECURED DEBT SECURITIES
General
The following description highlights the general terms of the unsecured debt securities that Pinnacle West may offer. In this description, we will refer to the unsecured debt securities as “debt securities.” When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.
We can issue an unlimited amount of debt securities under the indentures listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.
The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under:
•
an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and us, in the case of senior debt securities; or

•
an Indenture, dated as of December 1, 2000, as amended from time to time, between The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, and us, in the case of subordinated debt securities.

Because we are structured as a holding company, all existing and future indebtedness and other liabilities of our subsidiaries will be effectively senior in right of payment to our debt securities, whether senior debt securities or subordinated debt securities. Neither of the above Indentures limits our ability or the ability of our subsidiaries to incur additional indebtedness in the future. The assets and cash flows of our subsidiaries will be available, in the first instance, to service their own debt and other obligations and our ability to have the benefit of their assets and cash flows, particularly in the case of any insolvency or financial distress affecting our subsidiaries, would arise only through our equity ownership interests in our subsidiaries and only after their creditors had been satisfied.
We have summarized the material provisions of the Indentures below. We have filed the senior and subordinated Indentures as exhibits to the registration statement. You should read the Indentures in their entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities. Although separate Indentures are used for subordinated debt securities and senior debt securities, references to the “Indenture” and the description of the “Indenture” in this section apply to both Indentures, unless otherwise noted.
You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:
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title of the debt securities;

•
the aggregate principal amount of the debt securities or the series of which they are a part;

•
the date on which the debt securities mature;

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the interest rate;

•
when the interest on the debt securities accrues and is payable;

•
the record dates for the payment of interest;

•
places where principal, premium, or interest will be payable;

•
periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

•
any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

•
denominations and multiples at which debt securities will be issued if other than $1,000;

•
any index or formula from which the amount of principal or any premium or interest may be determined;

•
any allowance for alternative currencies and determination of value;

•
whether the debt securities are defeasible under the terms of the Indenture;

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whether we are issuing the debt securities as global securities;

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any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

•
any addition to or change in the covenants in the Indenture; and

•
any other terms.

We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.
Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.
Other than the protections described in this prospectus and in the prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.
Subordination
The Indenture relating to the subordinated debt securities states that, unless otherwise provided in a supplemental indenture or a board resolution or officers’ certificate establishing a series of debt securities, the debt securities will be subordinate to all senior debt. This is true whether the senior debt is outstanding as of the date of the Indenture or is incurred afterwards. The balance of the information under this heading assumes that a supplemental indenture or a board resolution results in a series of debt securities being subordinated obligations.
The Indenture states that we cannot make payments of principal, premium, or interest on the subordinated debt if:
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the principal, premium or interest on senior debt is not paid when due and the applicable grace period for the default has ended and the default has not been cured or waived; or

•
the maturity of any senior debt has been accelerated because of a default.

The Indenture provides that we must pay all senior debt in full before the holders of the subordinated debt securities may receive or retain any payment if we make any payment to our creditors or our assets are distributed to our creditors, with certain exceptions, upon any of the following:
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dissolution;

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winding up;

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liquidation;

•
reorganization, whether voluntary or involuntary;

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bankruptcy;

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insolvency;

•
receivership; or

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any other proceedings.

The Indenture provides that when all amounts owing on the senior debt are paid in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.
The Indenture defines senior debt as the principal, premium, interest and any other payment due under any of the following, whether outstanding at the date of the Indenture or thereafter incurred, created or assumed:
•
all of our debt evidenced by notes, debentures, bonds, or other securities we sell for money;

•
all debt of others of the kinds described in the preceding bullet point that we assume or guarantee in any manner; and

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all renewals, extensions, or refundings of debt of the kinds described in either of the two preceding bullet points.

However, the preceding will not be considered senior debt if the document creating the debt or the assumption or guarantee of the debt states that it is not superior to or that it is on equal footing with the subordinated debt securities.
The Indenture does not limit the aggregate amount of senior debt that we may issue.
Form, Exchange, and Transfer
Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.
The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.
A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under each Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.
If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:
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issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.
Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.
Consolidation, Merger, and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may not:
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consolidate with or merge into any other entity;

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convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

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permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:
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the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•
other conditions are met.

Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.
Events of Default
Each of the following will be an event of default under the Indenture with respect to debt securities of any series:
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our failure to pay principal of or any premium on any debt security of that series when due;

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our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

•
our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

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our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

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bankruptcy, insolvency, or reorganization events involving us; and

•
any other event of default for that series described in the applicable prospectus supplement.

If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.
If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.
The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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such direction shall not be in conflict with law or the Indenture;

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the trustee may take any other action not inconsistent with such direction; and

•
subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:
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the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

•
the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.
We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.
Modification and Waiver
In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•
reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

•
reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

•
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:
•
a default in the payment of principal, premium, or interest; and

•
a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:
•
the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

•
if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for in the debt security; and

•
the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.
Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.
Defeasance and Covenant Defeasance
We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.
Defeasance and Discharge
We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:
•
will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

•
will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

Defeasance of Covenants
We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.
Governing Law
The law of the State of New York will govern the Indenture and the debt securities.
Global Securities
Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.
No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

•
an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

•
any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.
As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:
•
be entitled to have the global security or debt securities registered in their names;

•
receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•
be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as “Participants,” and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), is the trustee under our Indentures relating to the senior debt securities and the subordinated debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.

DESCRIPTION OF PINNACLE WEST PREFERRED STOCK
Pinnacle West may issue, from time to time, shares of one or more series of its preferred stock. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. Shares of preferred stock may be offered either separately or represented by depositary shares.
The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of incorporation, bylaws, and the amendment to our articles relating to a specific series of the preferred stock (the “statement of preferred stock designations”), which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part. Before investing in any series of our preferred stock, you should read our articles and bylaws.
General
Under our articles of incorporation, we have the authority to issue up to 10,000,000 shares of preferred stock. As of February 21, 2024, no shares of preferred stock were outstanding. Our Board of Directors is authorized to issue shares of preferred stock in one or more series and to fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Arizona Business Corporation Act (the “ABCA”). For a description of provisions in our articles and bylaws or under Arizona law that could delay, defer or prevent a change in control, see “Description of Pinnacle West Common Stock — Certain Anti-takeover Effects.”
Our Board of Directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:
•
the designation of the shares and the number of shares that constitute the series;

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the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

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the dividend periods (or the method of calculation thereof);

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the voting rights of the shares;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding up;

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whether and on what terms the shares of the series will be subject to redemption or repurchase at our option or at the option of the holders thereof;

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whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

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whether the shares of the series of preferred stock will be listed on a securities exchange;

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any special United States federal income tax considerations applicable to the series; and

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the other rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

Dividends
Holders of shares of preferred stock will be entitled to receive, when and as declared by our Board of Directors out of our funds legally available therefor, a cash dividend payable at the dates and at the rates, if any, per share as set forth in the applicable prospectus supplement.

Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.
Liquidation Rights
Unless otherwise set forth in the applicable prospectus supplement, in the event of our liquidation, dissolution or winding up, the holders of shares of each series of preferred stock are entitled to receive distributions out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to that series of preferred stock as to rights upon liquidation and (ii) shares of common stock. The amount of liquidating distributions received by holders of preferred stock will generally equal the liquidation preference specified in the applicable prospectus supplement for that series of preferred stock, plus any dividends accrued and accumulated but unpaid to the date of final distribution. The holders of each series of preferred stock will not be entitled to receive the liquidating distribution of, plus such dividends on, those shares until the liquidation preference of any shares of our capital stock ranking senior to that series of the preferred stock as to the rights upon liquidation shall have been paid or set aside for payment in full.
If upon our liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock, and any other preferred stock ranking as to any distribution on a parity with the preferred stock are not paid in full, then the holders of the preferred stock and the other parity preferred stock will share ratably in any distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a prospectus supplement for a series of preferred stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of preferred stock will not be entitled to any further participation in any distribution of our assets. Neither a consolidation or merger of us with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of us.
Voting Rights
The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our Board of Directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series, including rights to elect additional board members if we fail to pay dividends in a timely fashion.
Arizona law provides for certain voting rights for holders of a class of stock, even if the stock does not have other voting rights. Thus, the holders of all shares of a class would be entitled to vote on any amendment to our articles of incorporation that would:
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increase or decrease the aggregate number of authorized shares of the class;

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effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

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effect an exchange or reclassification, or create the right of exchange of all or part of the shares of another class into shares of the class;

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change the designations, rights, obligations, preferences, or limitations of all or part of the shares of the class;

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change the shares of all or part of the class into a different number of shares of the same class;

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create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

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increase rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

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limit or deny an existing preemptive right of all or part of the class; and

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cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class.

If the proposed amendment would affect a series of the class, but not the entire class, in one or more of the ways described in the bullets above, then the shares of the affected series will have the right to vote on the amendment as a separate voting group. However, if a proposed amendment that would entitle two or more series of the class to vote as separate voting groups would affect those series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.
Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles or Arizona law would require a different quorum, if an amendment to the articles would allow the preferred stock or one or more series of the preferred stock to vote as voting groups, the vote required by each voting group would be:
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a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

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in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

Arizona law may also require that the preferred stock be entitled to vote on certain other extraordinary transactions.
Miscellaneous
The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us. If we should redeem or otherwise reacquire shares of our preferred stock, then these shares will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable prospectus supplement. Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions entered into by us. Any material contractual restrictions on dividend payments that exist at the time of the offer of any preferred stock will be described or incorporated by reference in the applicable prospectus supplement.
When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.
No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable statement of preferred stock designations or as otherwise required by law.
Transfer Agent and Registrar
The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

Description of Depositary Shares
We may issue shares of preferred stock either separately or represented by depositary shares. Each depositary share will represent a fractional interest in a share of preferred stock of any series, to be described in an applicable prospectus supplement. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following issuance of any shares of preferred stock related to the depositary shares, we will deposit such shares of preferred stock with the relevant depositary and will cause the depositary to issue, on its behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all of the designations, powers, rights, preferences and privileges of, and will be subject to all of the qualifications, limitations or restrictions on, the preferred stock represented thereby, including any dividend, voting, redemption, conversion, exchange and liquidation rights. We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares that we offer as exhibits to a filing we will make with the SEC in connection with that offering. This summary does not purport to be complete and is subject to, and is qualified in its entirety by, the applicable prospectus supplement.
DESCRIPTION OF PINNACLE WEST COMMON STOCK
Pinnacle West may issue, from time to time, shares of its common stock, the general terms and provisions of which are summarized below. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our articles of incorporation, our bylaws and the applicable prospectus supplement.
Authorized Shares
Under our articles of incorporation, we have the authority to issue 150,000,000 shares of common stock. Our Board of Directors has significant discretion to determine the timing, circumstances and purposes for which the authorized shares of common stock available for issuance under our articles of incorporation may be issued, including in the context of acquisitions or other strategic transactions.
Dividends
Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments that exist at the time of the offer of any common stock will be described in the applicable prospectus supplement. In addition, our principal income consists of dividends paid to us by our subsidiaries, primarily APS. APS’s ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.
Voting Rights
Holders of common stock are entitled to one vote per share on all matters voted on generally by the shareholders. Arizona law provides for cumulative voting for the election of directors. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.
Liquidation Rights
Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights or Assessments
Holders of common stock have no preferential, preemptive, conversion or exchange rights. When issued in accordance with our articles of incorporation and law, shares of our common stock being offered by the applicable prospectus supplement will be fully paid and not liable to further calls or assessment by us.
Transfer Agent and Registrar
Computershare Trust Company, N. A. is the transfer agent and registrar for the common stock.
Preferred Stock
Our Board of Directors has the authority, without any further action by our shareholders, to issue from time to time up to 10,000,000 shares of preferred stock, in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control of us. See also “Description of Pinnacle West Preferred Stock” above.
Certain Anti-takeover Effects
General.   Certain provisions of our articles of incorporation, our bylaws, and Arizona law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of our articles, bylaws and Arizona law set forth below does not purport to be complete and is qualified in its entirety by reference to our articles, bylaws and Arizona law.
Business Combinations.   Arizona law and our bylaws restrict a wide range of transactions (collectively, “business combinations”) between us or, in certain cases, one of our subsidiaries, and an interested shareholder. An “interested shareholder” is:
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any person who beneficially owns, directly or indirectly, 10% or more of our outstanding voting power, or

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any of our affiliates or associates who at any time within the prior three years was such a beneficial owner.

The statute defines “business combinations” to include, with certain exceptions:
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mergers, consolidations and share exchanges with an interested shareholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to an interested shareholder, representing 10% or more of (i) the aggregate market value of all of our consolidated assets as of the end of the most recent fiscal quarter, (ii) the aggregate market value of all our outstanding shares, or (iii) our consolidated revenues or net income for the four most recent fiscal quarters;

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the issuance or transfer of shares of stock having an aggregate market value of 5% or more of the aggregate market value of all of our outstanding shares to an interested shareholder;

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the adoption of a plan or proposal for our liquidation or dissolution or reincorporation in another state or jurisdiction pursuant to an agreement or arrangement with an interested shareholder;

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corporate actions, such as stock splits and stock dividends, and other transactions, in each case resulting in an increase in the proportionate share of the outstanding shares of any series or class of stock of us or any of our subsidiaries owned by an interested shareholder; and

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the receipt by an interested shareholder of the benefit (other than proportionately as a shareholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through us or any of our subsidiaries.

Arizona law and our bylaws provide that, subject to certain exceptions, we may not engage in a business combination with an interested shareholder or authorize one of our subsidiaries to do so, for a period of three years after the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder (the “share acquisition date”), unless either the business combination or the interested shareholder’s acquisition of shares on the share acquisition date is approved by a committee of our Board of Directors (comprised solely of disinterested directors or other disinterested persons) prior to the interested shareholder’s share acquisition date.
In addition, after such three-year period, Arizona law and our bylaws prohibit us from engaging in any business combination with an interested shareholder, subject to certain exceptions, unless:
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the business combination or acquisition of shares by the interested shareholder on the share acquisition date was approved by our Board of Directors prior to the share acquisition date;

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the business combination is approved by holders of a majority of our outstanding shares (excluding shares beneficially owned by the interested shareholder) at a meeting called after such three-year period; or

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the business combination satisfies specified price and other requirements.

Anti-Greenmail Provisions.   Arizona law and our bylaws prohibit us from purchasing any shares of our voting stock from any beneficial owner (or group of beneficial owners acting together) of more than 5% of the voting power of our outstanding shares at a price per share in excess of the average closing sale price during the 30 trading days preceding the purchase or if the person or persons have commenced a tender offer or announced an intention to seek control of us, during the 30 trading days prior to the commencement of the tender offer or the making of the announcement, if the 5% beneficial owner has beneficially owned the shares to be purchased for a period of less than three years, unless:
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holders of a majority of our voting power (excluding shares held by the 5% beneficial owner or by any of our officers and directors) approve the purchase; or

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we make the repurchase offer available to all holders of the class or series of securities to be purchased and to all holders of other securities convertible into that class or series.

Control Share Acquisition Statute.   Under Arizona law, a control share acquisition is an acquisition, subject to certain exceptions, by a beneficial owner that would result in the owner having a new range of voting power within any of the following ranges: (i) at least 20% but less than 33 1∕3%; (ii) at least 33 1∕3% but less than or equal to 50%; or (iii) more than 50%. Through a provision in our bylaws, we have opted out of the Arizona statutory provisions regulating control share acquisitions. As a result, potential acquirors are not subject to the limitations imposed by that statute.
Special Meetings of Shareholders.   Our bylaws provide that, except as required by law, special meetings of shareholders may be called by a majority of our Board of Directors, the Chairman of the Board, the President, or shareholders who have continuously held of record for at least one year Net Long Shares (as described in Section 2.02 of our bylaws) in the aggregate at least 15% of the voting power of the outstanding capital stock of Pinnacle West (“Special Meeting Requesting Shareholders”). Special Meeting Requesting Shareholders must meet certain qualifications and must submit a written request to the Corporate Secretary, containing the information required by our bylaws. A request for a special meeting made by Special Meeting Requesting Shareholders may be rejected if: (1) a meeting of shareholders that included an identical or substantially similar item of business, as determined in good faith by our Board of Directors, was held not more than 90 days before the Corporate Secretary received the request; (2) our Board of Directors has called or calls for a meeting of shareholders to be held within 90 days after the Corporate Secretary receives the request and our Board of Directors determines in good faith that the business to be conducted at such meeting includes similar business to that stated in the request; or (3) the request relates to an item of business that is not a proper subject for shareholder action under, or involves a violation of, applicable law.

Election and Removal of Directors.   Each member of our Board of Directors is elected annually to hold office until the next annual meeting of the shareholders or until his or her earlier death, resignation or removal or until his or her successor is duly elected and qualified.
Our bylaws provide that any director or the entire Board of Directors may be removed by vote of the shareholders with or without cause, but only at a special meeting called for that purpose, if the votes cast in favor of such removal exceed the votes cast against such removal. However, if less than the entire Board of Directors is to be removed, no one director may be removed if the votes cast against the director’s removal would be sufficient to elect the director if then cumulatively voted at an election of directors.
Our bylaws provide that a director in an uncontested election who receives a greater number of votes cast “withheld” for his or her election than “for” such election must tender his or her resignation to the Corporate Governance Committee of our Board of Directors for consideration. The Corporate Governance Committee will evaluate the director’s tendered resignation, taking into account the best interest of Pinnacle West and its shareholders and will recommend to our Board of Directors whether to accept or reject the resignation. Any director tendering a resignation pursuant to this provision of our bylaws will not participate in any committee or Board of Director consideration of his or her resignation.
Our bylaws grant our Board of Directors the exclusive power to increase the size of our Board of Directors. Any such increase in the size of our Board of Directors, and the filling of any vacancy created thereby, require action by a majority of the whole membership of our Board of Directors as comprised immediately before such increase.
Shareholder Proposals and Director Nominations.   A shareholder can submit shareholder proposals and nominate candidates for election to our Board of Directors in connection with our annual meeting if he or she follows the advance notice and other relevant provisions set forth in our bylaws. With respect to director nominations at an annual meeting not included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit written notice to the Corporate Secretary at least 180 days prior to the date of the meeting. With respect to director nominations at an annual meeting to be included in our proxy materials, shareholders must satisfy the provisions set forth in our bylaws and submit such nomination to the Corporate Secretary not fewer than 120 nor more than 150 days prior to the first anniversary of the date that we mailed our proxy statement for the prior year’s annual meeting of shareholders. With respect to shareholder proposals to bring other business before the annual meeting, shareholders must submit a written notice to the Corporate Secretary not fewer than 90 nor more than 120 days prior to the first anniversary of the date of our previous year’s annual meeting of shareholders. However, if we have changed the date of the annual meeting by more than 30 days from the date of the previous year’s annual meeting, the written notice must be submitted no earlier than 120 days before the annual meeting and not later than 90 days before the annual meeting or ten days after the day we make public the date of the annual meeting.
A shareholder must also comply with all applicable laws in proposing business to be conducted and in nominating directors. The notice provisions of our bylaws do not affect rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.
Amendment to Articles of Incorporation and Bylaws.   Both the Board of Directors and the shareholders must approve amendments to an Arizona corporation’s articles of incorporation, except that the Board of Directors may adopt specified ministerial amendments without shareholder approval. Unless the articles of incorporation, Arizona law or the Board of Directors would require a greater vote or unless the articles of incorporation or Arizona law would require a different quorum, the vote required by each voting group allowed or required to vote on the amendment would be:
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a majority of the votes entitled to be cast by the voting group, if the amendment would create dissenters’ rights for that voting group; and

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in any other case, if a quorum is present in person or by proxy consisting of a majority of the votes entitled to be cast on the matter by the voting group, the votes cast by the voting group in favor of the amendment must exceed the votes cast against the amendment by the voting group.

The Board of Directors may amend or repeal the corporation’s bylaws unless either: (i) the articles or applicable law reserves this power exclusively to shareholders in whole or in part or (ii) the shareholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw. An Arizona corporation’s shareholders may amend or repeal the corporation’s bylaws even though they may also be amended or repealed by the Board of Directors. Our bylaws may not be amended or repealed without the vote of a majority of the Board of Directors then in office or the affirmative vote of a majority of votes cast on the matter at a meeting of shareholders.
Issuance of Additional Shares.   Our Board of Directors has the ability to issue additional shares of common stock and shares of preferred stock and to determine the price and, with respect to preferred stock, the other terms, including preferences and voting rights, of those shares without shareholder approval. See the discussion above under the headings “Authorized Shares” and “Preferred Stock.”
DESCRIPTION OF PINNACLE WEST STOCK PURCHASE CONTRACTS AND STOCK
PURCHASE UNITS
Pinnacle West may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock at a future date or dates. When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to Pinnacle West. The price per share of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and senior unsecured debt securities, subordinated unsecured debt securities, preferred stock or depositary shares. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, depositary arrangements, relating to such stock purchase contracts or stock purchase units.
DESCRIPTION OF APS UNSECURED DEBT SECURITIES
General
The following description highlights the general terms of the unsecured debt securities that APS may offer. In this description, we will refer to the unsecured debt securities as “debt securities.” When we use the terms “we,” “us,” “our,” and like terms in this description, we are referring to APS. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.
We can issue an unlimited amount of debt securities under the indenture listed below. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. If specified in a prospectus supplement relating to an offering of debt securities, from time to time, without notice to, or the consent of, the existing holders of any series of debt securities then outstanding, we may create and issue additional debt securities equal in rank and having the same maturity, payment terms, redemption features, and other terms as the debt securities of such series, except for the issue date of the additional debt securities, the public offering price of the additional debt securities, the payment of interest accruing prior to the issue date of the additional debt securities and (under some circumstances) the first payment of interest following the issue date of the additional debt securities. The additional debt securities may be consolidated and form a single series with previously issued debt securities of the affected series.
The debt securities will be our direct, unsecured obligations. The debt securities may be issued in one or more series under an Indenture, dated as of January 15, 1998, as amended from time to time, between The

Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, and us.
We have summarized the material provisions of the Indenture below. We have filed the Indenture as an exhibit to the registration statement. You should read the Indenture in its entirety, including the definitions, together with this prospectus and the prospectus supplement before you make any investment decision in our debt securities.
You should refer to the prospectus supplement used in connection with the offering of any debt securities for information about a series of debt securities, including:
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title of the debt securities;

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the aggregate principal amount of the debt securities or the series of which they are a part;

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the date on which the debt securities mature;

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the interest rate;

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when the interest on the debt securities accrues and is payable;

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the record dates for the payment of interest;

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places where principal, premium, or interest will be payable;

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periods within which, prices at which, and terms upon which we can redeem debt securities at our option;

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any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

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denominations and multiples at which debt securities will be issued if other than $1,000;

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any index or formula from which the amount of principal or any premium or interest may be determined;

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any allowance for alternative currencies and determination of value;

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whether the debt securities are defeasible under the terms of the Indenture;

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whether we are issuing the debt securities as global securities;

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any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

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any addition to or change in the covenants in the Indenture; and

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any other terms.

We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.
We must obtain the approval of the Arizona Corporation Commission (“ACC”) before incurring long-term debt. An ACC order dated December 15, 2022 permits us to have long-term debt, subject to a cap of approximately $8 billion in principal amount of long-term debt outstanding for any period of more than 30 days and further subject to the satisfaction of certain conditions, including the satisfaction of a minimum common equity test and a debt service coverage test.
Unless the applicable prospectus supplement specifies otherwise, we do not intend to list the debt securities on any securities exchange.
Other than the protections described in this prospectus and in the related prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.

Form, Exchange, and Transfer
Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.
The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.
A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under the Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.
If the debt securities of any series and/or specified tenor are to be redeemed, we will not be required to do any of the following:
•
issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt security selected for redemption, except for the unredeemed portion of a debt security that is being redeemed in part.

Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered on the regular record date for such interest payment date.
Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

Consolidation, Merger, and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may not:
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consolidate with or merge into any other entity;

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convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

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permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us,

unless the following conditions are met:
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the successor entity is a corporation, partnership, unincorporated organization or trust organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

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immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•
other conditions are met.

Upon any such merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.
Events of Default
Each of the following will be an event of default under the Indenture with respect to debt securities of any series:
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our failure to pay principal of or any premium on any debt security of that series when due;

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our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

•
our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

•
our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•
bankruptcy, insolvency, or reorganization events involving us; and

•
any other event of default for that series described in the applicable prospectus supplement.

If an event of default occurs and is continuing, other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.
If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.
The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•
such direction shall not be in conflict with law or the Indenture;

•
the trustee may take any other action not inconsistent with such direction; and

•
subject to the provisions of the Indenture, the trustee may decline to follow such direction if it determines in good faith that the proceedings so directed would involve the trustee in personal liability.

No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:
•
the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

•
the trustee has failed to institute the proceeding and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer of indemnity.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.
We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.
Modification and Waiver
In limited cases, we and the trustee may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities, including to cure any ambiguity, to correct or supplement any provision in the Indenture that is defective or inconsistent with any other provision, or to make other provisions with respect to matters or questions arising under the Indenture, but such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect. We and the trustee may also make modifications and amendments to the Indenture with the consent of the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•
reduce the principal amount of any debt security or the rate of interest thereon or any premium payable on redemption thereof;

•
reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

•
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or is necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults or modify the provisions of the Indenture relating to modification and waiver.
In general, compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:
•
a default in the payment of principal, premium, or interest; and

•
a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:
•
the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date;

•
if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

•
the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous bullet points above, the amount described in those bullet points.

If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.
Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period that we may specify. The period may be shortened or lengthened, but not beyond 180 days.
Defeasance and Covenant Defeasance
We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement used in connection with the offering of any debt securities will state whether we have made these elections for that series.
Defeasance and Discharge.   We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold monies for payment in trust. The defeasance or discharge may occur only if we satisfy certain requirements, including that we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:
•
will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

•
will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

Defeasance of Covenants.   We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to satisfy certain requirements, including that we deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.
Governing Law
The law of the State of New York will govern the Indenture and the debt securities.
Global Securities
Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Indenture.
No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be a clearing agency registered under the Exchange Act;

•
an event of default has occurred and is continuing with respect to the debt securities represented by the global security; or

•
any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.
As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:
•
be entitled to have the global security or debt securities registered in their names;

•
receive or be entitled to receive physical delivery of certificated debt securities in exchange for a global security; and

•
be considered to be the owners or holders of the global security or any debt securities for any purpose under the Indenture.

We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.
Regarding the Trustee
The Bank of New York Mellon Trust Company, N.A., successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), is the trustee under the Indenture relating to the senior debt securities. It or its affiliate, The Bank of New York Mellon, is also the trustee under certain indentures covering securities issued by us, our affiliates or on our or their behalf. We and our affiliates maintain normal commercial and banking relationships with The Bank of New York Mellon Trust Company, N.A. and/or its affiliates. In the future, The Bank of New York Mellon Trust Company, N.A. and/or its affiliates may provide banking, investment and other services to us and our affiliates.
EXPERTS
The consolidated financial statements of Pinnacle West Capital Corporation incorporated by reference in this prospectus, and the effectiveness of Pinnacle West Capital Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements of Arizona Public Service Company incorporated by reference in this prospectus, and the effectiveness of Arizona Public Service Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
LEGAL OPINIONS
Unless otherwise set forth in the applicable prospectus supplement, the validity of the offered securities will be passed upon for Pinnacle West and APS by Robert E. Smith, Executive Vice President, General Counsel, and Chief Development Officer of Pinnacle West and APS. Mr. Smith is regularly employed by Pinnacle West and APS, participates in various Pinnacle West employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than one percent of the outstanding shares of common stock of Pinnacle West. We currently anticipate that Pillsbury Winthrop Shaw Pittman LLP New York, New York, will pass on certain legal matters with respect to the offered securities for any underwriters. Robert E. Smith may rely as to all matters of New York law upon the opinion of Pillsbury Winthrop Shaw Pittman LLP.

$650,000,000
Pinnacle West Capital Corporation
Common Stock

Prospectus Supplement
February      , 2024

Joint Book-Running Managers
Barclays Citigroup Mizuho Wells Fargo Securities